Exhibit 99.1

Spring Valley Acquisition Corp. IV Announces the Separate Trading of Its Class A
Ordinary Shares and Warrants, Commencing on or About March 2, 2026

Dallas, TX – (February 25, 2026) – Spring Valley Acquisition Corp. IV (the “Company”) announced today that, commencing on or about Monday, March 2, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units.

The Class A ordinary shares and warrants that are separated are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “SVIV” and “SVIVW”, respectively. Any units not separated will continue to trade on Nasdaq under the symbol “SVIVU”. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each holder of units will need to have its broker contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Registration statements relating to these securities were filed with the Securities and Exchange Commission (the “SEC”) and became effective on January 30, 2026. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spring Valley Acquisition Corp. IV

Spring Valley Acquisition Corp. IV (“Spring Valley IV”) is part of a family of investment vehicles formed for the purpose of acquiring or merging with a business focused on the Power Infrastructure and Decarbonization sectors. Over the past five years, the Spring Valley platform has raised $920 million across four initial public offerings and $475 million in PIPE funding or commitments in connection with completed or pending business combinations. In addition, the platform’s initial business combination has facilitated approximately $4.0 billion of aggregate shareholder liquidity through public-market trading and secondary transactions following the completion of the transaction. Spring Valley I successfully completed its business combination with NuScale Power (NYSE: SMR), a leading U.S. small modular reactor (“SMR”) technology company, and Spring Valley II successfully completed its business combination with Eagle Nuclear Energy Corp., a next-generation nuclear energy company that combines domestic uranium exploration with proprietary SMR technology. Spring Valley III has announced a business combination with General Fusion, a global leader in fusion energy developing a differentiated, engineering-driven approach to commercial fusion power. Spring Valley IV maintains a corporate website at https://sv-ac.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the unit separation, the trading of the Company’s securities on Nasdaq and the Company’s search for an initial business combination. No assurance can be given that the Company will ultimately complete an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the final prospectus for the Company’s initial public offering and other documents filed by the Company with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Spring Valley Acquisition Corp. IV
www.sv-ac.com
Robert Kaplan
Investors@sv-ac.com